UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Equity Awards

At a meeting held on March 20, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Wind River Systems, Inc. (the “Company”) approved the following equity awards to the Company’s principal executive officer, principal financial officer and named executive officers in the amounts set forth below after his name, effective on March 24, 2008:

Name	Title	Stock Options	Restricted Stock Units
Kenneth R. Klein	Chairman of the Board, President and Chief Executive Officer	250,000	80,000
Ian R. Halifax	Senior Vice President Finance and Administration, Chief Financial Officer and Secretary	87,500	29,200
John J. Bruggeman	Chief Marketing Officer	40,000	13,300
Scot K. Morrison	Senior Vice President and General Manager, VxWorks Division	40,000	13,300

These equity awards represent these executives’ annual equity awards under the Company’s 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 11, 2007.

Assuming the executive’s continued employment with the Company, each of the stock options vests 25% on the first anniversary of the date of grant, and 1/48 monthly thereafter, and is otherwise subject to the terms of the Company’s standard form of stock option agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2007. Each of the restricted stock units represents a contingent right to receive one share of the Company’s common stock. The restricted stock units vest 25% on each of March 24, 2009, 2010, 2011 and 2012, assuming the executive’s continued employment with the Company, and are otherwise subject to the terms of the Company’s standard form of restricted stock unit agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2007. Each of the equity awards vests 100% upon the death of the executive officer if he is employed by the Company at the time of death.

Some of the executives’ equity awards are subject to acceleration of vesting upon the occurrence of certain events. In the event Mr. Klein’s employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in his employment agreement, filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2003 (the “Employment Agreement”)) in each case other than within 12 months following a Change of Control (as that term is defined in his Employment Agreement), Mr. Klein will receive 12 months of additional credit toward the vesting and exercisability of his equity awards. If his termination of employment occurs within 12 months following a Change of Control, Mr. Klein’s awards will vest in full.

In the event Mr. Halifax’s employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in his offer letter, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2007 (the “Offer Letter”)), in each case other than if such termination is covered by the Company’s Change of Control Plan (as that term is defined in his Offer Letter), Mr. Halifax will receive 12 months of additional credit toward the vesting and exercisability of his stock options.

Each of the above stock option grants for Messrs. Halifax, Bruggeman and Morrison is subject to acceleration of vesting under the terms of the Company’s Executive Officers’ Change of Control Incentive and Severance Benefit Plan, filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 21, 1998 (“COC Plan”). Pursuant to the terms of the COC Plan, upon the occurrence of a Change of Control (as defined in the COC Plan), the vesting schedule for outstanding stock options, to the extent not already vested, will be accelerated by one year. In addition, if the executive officer is terminated and, on the Termination Date (as defined in the COC Plan), the executive officer has outstanding unvested stock options, such stock options will become vested and exercisable on the Termination Date to the extent such options would otherwise vest if the applicable executive officer completed 12 months of employment following the Termination Date.

Acceleration of vesting for each executive is also subject to receipt by the Company of a general release of claims from each such officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2008	WIND RIVER SYSTEMS, INC.

	By:	/s/ Ian R. Halifax
Ian R. Halifax,
Senior Vice President Finance and Administration, Chief Financial Officer and Secretary